EXELON [LOGO]
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News Release

From:      Exelon Corporation                              FOR IMMEDIATE RELEASE
           Corporate Communications                        ---------------------
           P.O. Box 805379 Chicago, IL 60680-5379             October 30, 2002

Contact:   Linda Marsicano, Media Relations
           312.394.3099
           Linda Byus, CFA, Investor Relations
           312.394.7696

                      Exelon Reports Third Quarter Earnings
                           of $1.70 Per Diluted Share

Chicago (October 30, 2002) - Exelon Corporation (NYSE: EXC) today reported consolidated earnings of $551 million, or $1.70 per share (diluted), for the third quarter of 2002. There were no unusual earnings items in the quarter. Earnings in the third quarter of 2001 were $1.16 per share and included three unusual items that lowered earnings by $0.16 per share. Excluding those items, third quarter 2001 earnings from operations were $1.32 per share. Earnings for the third quarter 2002 were up 29% over earnings from operations in third quarter 2001.

Improved operating results were due to increased weather-related kWh deliveries, lower interest expense, lower income taxes and higher interest income in the quarter compared with third quarter 2001. The Cost Management Initiative achieved $82 million of sustainable savings in the third quarter 2002 and $186 million year-to-date, which was partially offset by an increase in operating and maintenance expense related to the acquisition of two generating plants in April. The estimated net impact of favorable weather is $0.17 per share in the third quarter compared with the prior year and $0.16 per share relative to the normal weather that was incorporated in Exelon's guidance. The cessation of goodwill amortization contributed $0.11 per share for the quarter relative to the third quarter of 2001.

"Our integrated asset portfolio and commitment to world-class performance enabled us to achieve a very solid third quarter," said John W. Rowe, Exelon Chairman and CEO. "Our Cost Management Initiative is producing results this year, and more importantly, this drive for improved efficiency and productivity has become an integral part of our operating culture, which will support earnings in the future. With three strong quarters on the books, we have revised our earnings guidance for 2002 to $4.65 to $4.80 per share. Based on the current outlook, we believe we are in a position to earn $4.70 to $5.00 per share in 2003."

2002 and 2003 Earnings Outlook

Exelon's 2002 earnings outlook has been updated to incorporate year-to-date events including year-to-date operating results and our expectations for the balance of the year.

Exelon's guidance for consolidated 2002 earnings from operations, excluding unusual items, is a range of $4.65 to $4.80 per diluted share based on the assumption of normal weather in the fourth quarter. Earnings from operations exclude the second quarter gain from the sale of the AT&T Wireless investment and first quarter goodwill impairment and severance costs. Initial guidance for 2003 earnings from operations is a range of $4.70 to $5.00 per share, based on the assumption of normal weather, and excludes any potential asset sales. The guidance for 2003 earnings includes the impact of higher pension expense and the impact of the adoption of FAS 143.


Third Quarter Highlights

o Exelon Generation's nuclear fleet, excluding AmerGen, produced 29,817 GWhs for the third quarter of 2002, compared with 28,456 GWhs output for the third quarter of 2001. The fleet, including AmerGen, achieved a capacity factor of 93.9% for the third quarter of 2002, compared with 93.0% for the third quarter 2001. Exelon Generation's nuclear group did not have any outages scheduled during July and August and began two outages in September. The outage schedule was similar to third quarter 2001. During a planned refueling outage at Byron 2 (a pressurized water reactor) in late September, an NRC-required inspection of the reactor vessel head was completed and the head was found to be acceptable. The inspection was required to ensure there is no head degradation as a result of boron corrosion, similar to damage previously found at the Davis Besse reactor.

o Exelon Generation's fossil operations continued their strong performance in the third quarter with 99.2% on-time delivery and 94.1% dispatch availability.

o Exelon Generation's power marketing organization, PowerTeam, continued to face the challenge of depressed wholesale power prices. Market sales margins were negatively impacted by average market sales prices that were $7.05/MWh lower than the prior year. Excluding the benefit associated with the Texas plant acquisition, average market prices realized for the three months ended September 30, 2002 were $9.79/MWh lower than the same 2001 period. Those plants contributed $58 million of margin during the quarter. The effect of the lower sales prices was partially offset by lower average supply costs and increased market sales volumes.

o On September 24, Exelon Generation received FERC approval to purchase Sithe New England Holdings, a subsidiary of Sithe Energies, Inc., representing about 4,470 MWs of generation. The purchase will be in exchange for a $543 million note, plus the assumption of approximately $1.15 billion of project debt. If closing conditions are satisfied, the transaction could close in November 2002.

o On October 2, 2002, Exelon Generation notified Midwest Generation (Midwest) of the exercise of its termination options under the existing Collins and Peaking Purchase Power Agreements. Exelon Generation released 1,727 MWs of capacity and will retain the output of 1,778 MWs of Collins and peaking unit capacity in 2003. On July 1, Exelon exercised its call option on 1,265 MWs of coal capacity. For the contract year 2003, Exelon has contracted for 4,739 MWs of capacity from Midwest, which includes 1,696 MWs of non-option coal capacity. By exercising the Midwest contract options and restructuring the 2003 supply portfolio, the expected capacity savings in 2003 compared with 2002 are approximately $130 million.

o On October 10, 2002, the results of the audit of ComEd's 2000 test year expenditures that was required as part of its Delivery Services Rate Case were released to the public. The audit recommended a $106 million net rate base reduction, a $141 million reduction in operating expenses and a $153 million reduction in ComEd's delivery services revenue requirement relative to the April 1 interim rate order. The potential revenue impact of the order is not expected to be material, because the reduction in the delivery services revenue requirement is likely to be largely offset by increases in the competitive transition charges paid by customers who choose a new supplier. ComEd intends to contest the audit findings. However, depending on the final Illinois Commerce Commission decision, ComEd's estimated potential write-off could be up to approximately $100 million (pre-tax). In the third quarter 2002, ComEd recorded a $12 million (pre-tax), or $0.02 per share, non-cash charge representing the minimum probable write-off exposure resulting from the audit findings.


BUSINESS UNIT RESULTS
Exelon Corporation's consolidated net income for the third quarter of 2002 was $551 million compared with net income of $376 million in the third quarter of 2001.

Exelon Energy Delivery consists of the retail electricity transmission and distribution operations of ComEd and PECO and the natural gas distribution business of PECO. Energy Delivery's net income in the third quarter of 2002 was $370 million compared with net income of $280 million in the third quarter of 2001, primarily due to increased weather-related kWh sales and cost savings in 2002.

Cooling degree days in the ComEd service territory were up 26% relative to last year and 24% above normal. In the PECO service territory, cooling degree days were up 20% compared with 2001 and 27% above normal. Total retail KWh deliveries rose 4.4% for ComEd, with an 8.6% increase in deliveries to the weather-sensitive residential customer class. PECO's retail KWh deliveries increased 9.9% overall. Energy Delivery's total revenues for the third quarter of 2002 of $3,162 million were up 6% from $2,970 million in 2001, offset by a $100 million net increase in fuel and purchased power. Operating and maintenance expense decreased $14 million reflecting lower maintenance expenditures and the absence of a 2001 severance accrual at PECO, partially offset by an increase in the reserve for environmental liabilities. The absence of the amortization of goodwill and lower interest expense contributed to the increase in Energy Delivery's operating results. The impact of the warmer summer weather increased Energy Delivery's third quarter 2002 earnings per share (diluted) by approximately $0.14 relative to 2001 and $0.16 relative to the normal weather that was incorporated in our earnings guidance.

Exelon Generation consists of Exelon's electric generation operations and power marketing and trading functions. Generation's third quarter 2002 net income of $163 million was up from third quarter 2001 net income of $140 million. The increase is due to weather-related increased margins from sales to affiliates, and lower average supply costs. The margin gains from sales to affiliates were offset by lower margins on market sales and a decrease in trading margin. Energy sales for the third quarter of 2002 totaled 57,173 GWhs, exclusive of trading volumes, compared with 52,511 GWhs in 2001. Generation's third quarter 2002 revenue of $2,213 million includes a net trading portfolio loss of $12 million compared with third quarter 2001 revenue of $2,191 million, which includes a net trading portfolio gain of $5 million. Revenues, excluding the trading portfolio, increased 1.8% from the third quarter of 2001, reflecting the increased revenue from the two plants in Texas acquired in 2002 partially offset by lower market prices for energy.

The average realized price excluding trading activity in the third quarter of 2002 was $38.69 per MWh compared with $41.13 per MWh in 2001. The average realized price reflects a lower proportion (60% in 2002 vs. 62% in 2001) of Generation's total sales being to Exelon Energy Delivery, as well as the impact of lower market prices during the third quarter of 2002 as compared with the third quarter of 2001. Revenue net fuel increased $2 million to $683 million for the third quarter of 2002 as compared with the third quarter of 2001 as a result of the factors noted above. The third quarter 2002 revenue net fuel includes mark-to-market gains of $1 million from non-trading activities. Operating and maintenance expenses increased $27 million reflecting the addition of the plants acquired from TXU, which were partially offset by savings generated by Exelon's Cost Management Initiative efforts. The $11 million increase in depreciation and amortization for the third quarter of 2002 as compared with the third quarter of 2001 is related to the plants acquired from TXU and other higher plant balances. Interest expense of $23 million was $18 million lower for the third quarter of 2002 as compared with the third quarter of 2001 primarily due to lower interest rates on borrowings. Higher earnings from unconsolidated affiliates of $27 million relate principally to mark-to-market gains on a tolling arrangement at Sithe and a cancellation of turbine orders and better station performance and station uprates at AmerGen.

Exelon Enterprises consists of Exelon's competitive retail energy sales, Energy Solutions and infrastructure services, venture capital investments and related businesses. Enterprises reported third quarter 2002 net income of $15 million. Third quarter 2001 results were a loss of $33 million. Enterprises achieved a $15 million operating earnings improvement compared with 2001 primarily as a result of increased revenues and margins in infrastructure services, Exelon's Cost Management Initiative savings and the cessation of goodwill amortization. Enterprises third quarter 2001 results included a $36 million pre-tax writedown of its investment in Corvis, a telecommunications equipment manufacturer. The improved third quarter 2002 results were due to the absence of the 2001 Corvis writedown and 2001 losses related to Enterprises' AT&T Wireless investment, which was sold in the second quarter of 2002, and $10 million (pre-tax) of earnings from an unconsolidated communications joint venture related to its recovery of trade receivables previously considered uncollectible.


Conference call information: Exelon has scheduled a conference call for 11 AM ET (10 AM CT) on October 30. The call-in number in the U.S. is 800/370-0869 and the international call-in number is 973/582-2720. No password is required. Media representatives are invited to participate on a listen-only basis. The call will be web-cast and archived on Exelon's web site: www.exeloncorp.com. (Please select the Investor Relations page.)

Telephone replays will be available through November 15. The U.S. call-in number is 877/519-4471 and the international call-in number is 973/341-3080. The confirmation code is 3524786.

================================================================================

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations and are subject to uncertainty and changes in circumstances. Actual results may vary materially from the expectations contained herein. The forward-looking statements herein include statements about future financial and operating results of Exelon. Economic, business, competitive and/or regulatory factors affecting Exelon's businesses generally could cause actual results to differ materially from those described herein. For a discussion of the factors that could cause actual results to differ materially, please see Exelon's filings with the Securities and Exchange Commission, particularly those factors discussed in "Management's Discussion and Analysis of Financial Condition and Results of Operations - Outlook" in Exelon's 2001 Annual Report and "Risk Factors" in Exelon Generation Company's Registration Statement on Form S-4, file number 333-85496. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Exelon does not undertake any obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date of this press release.


                                       ###

      Exelon Corporation is one of the nation's largest electric utilities with approximately 5 million customers and more than $15 billion in annual revenues. The company has one of the industry's largest portfolios of electricity generation capacity, with a nationwide reach and strong positions in the Midwest and Mid-Atlantic. Exelon distributes electricity to approximately 5 million customers in Illinois and Pennsylvania and gas to more than 440,000 customers in the Philadelphia area. Exelon is headquartered in Chicago and trades on the NYSE under the ticker EXC.

                                                         EXELON CORPORATION
                                                 Consolidated Statements of Income
                                                           (unaudited)
                                               (in millions, except per share data)

                                                                              Three Months Ended             Nine Months Ended
                                                                                 September 30,                 September 30,
                                                                            -----------------------       -----------------------
                                                                              2002           2001           2002           2001
                                                                            --------       --------       --------       --------
Operating Revenues                                                          $  4,370       $  4,185       $ 11,245       $ 11,625

Operating Expenses
   Purchased Power                                                             1,337          1,275          2,763          2,682
   Fuel                                                                          373            356          1,233          1,455
   Operating and Maintenance                                                   1,114          1,101          3,252          3,293
   Depreciation and Amortization                                                 345            369          1,012          1,109
   Taxes Other Than Income                                                       201            172            568            493
                                                                            --------       --------       --------       --------
   Total Operating Expenses                                                    3,370          3,273          8,828          9,032
                                                                            --------       --------       --------       --------

Operating Income                                                               1,000            912          2,417          2,593

Other Income and Deductions
   Interest Expense                                                             (249)          (283)          (739)          (864)
   Distributions on Preferred Securities of Subsidiaries                         (11)           (11)           (34)           (34)
   Equity in Earnings of Unconsolidated Affiliates, net                           92             52            114             77
   Other, net                                                                     16            (51)           239             48
                                                                            --------       --------       --------       --------

   Total Other Income and Deductions                                            (152)          (293)          (420)          (773)
                                                                            --------       --------       --------       --------

Income Before Income Taxes and Cumulative Effect
    of Changes in Acounting Principles                                           848            619          1,997          1,820
Income Taxes                                                                     297            243            724            742
                                                                            --------       --------       --------       --------

Income Before Cumulative Effect of Changes in
   Accounting Principles                                                         551            376          1,273          1,078

Cumulative Effect of Changes in Accounting
   Principles, Net of Income Taxes                                                 -              -           (230)            12
                                                                            --------       --------       --------       --------

Net Income                                                                  $    551       $    376       $  1,043       $  1,090
                                                                            ========       ========       ========       ========


Average Common Shares Outstanding
   Basic:                                                                        323            321            322            320
   Diluted:                                                                      324            323            324            323

Earnings per Average Common Share:
   Basic:
      Income before Cumulative Effect of Changes in Accounting Principles   $   1.71       $   1.17       $   3.95       $   3.36
      Cumulative Effect of Changes in Accounting Principles                        -              -          (0.71)          0.04
                                                                            --------       --------       --------       --------
      Net Income                                                            $   1.71       $   1.17       $   3.24       $   3.40
                                                                            ========       ========       ========       ========

   Diluted:
      Income before Cumulative Effect of Changes in Accounting Principles   $   1.70       $   1.16       $   3.93       $   3.33
      Cumulative Effect of Changes in Accounting Principles                        -              -          (0.71)          0.04
                                                                            --------       --------       --------       --------
      Net Income                                                            $   1.70       $   1.16       $   3.22       $   3.37
                                                                            ========       ========       ========       ========



Unusual Items included in Diluted Earnings per
   Common Share Gains/(Losses):

   Transition loss on implementation of FAS 141 and 142                          $ -            $ -       $  (0.71)           $ -
   Gain on Sale of AT&T Wireless                                                   -              -           0.36              -
   Employee severance costs                                                        -          (0.06)         (0.04)         (0.06)
   Litigation reserves                                                             -          (0.03)             -          (0.03)
   CTC prepayment                                                                  -              -              -           0.02
   Wholesale rate settlement                                                       -              -              -           0.01
   Gains and losses on investments                                                 -          (0.07)             -          (0.02)
   Implementation of FAS 133                                                       -              -              -           0.04
   Settlement of Transition Bond Swap                                              -              -              -           0.01
                                                                            --------       --------       --------       --------

   Total Unusual Items                                                           $ -       $  (0.16)      $  (0.39)      $  (0.03)
                                                                            ========       ========       ========       ========

                               EXELON CORPORATION
                    Earnings Per Diluted Share Reconciliation
                    Third Quarter 2002 vs. Third Quarter 2001

2001 Earnings per Diluted Share                                           $1.16

       Unusual Items included in 2001 Earnings:
          Loss on Investment (1)                                           0.07
          Employee Severance Cost (2)                                      0.06
          Litigation reserves                                              0.03
                                                                          -----

2001 Earnings Excluding Unusual Items                                      1.32

       Year Over Year Effects on Earnings:
          Lower Energy Margins - Excluding Weather (3)                    (0.04)
          Higher Energy Margins - Weather Impact (4)                       0.17
          Cessation of Goodwill Amortization                               0.11
          Lower Interest Expense (5)                                       0.06
          Higher Interest Income (6)                                       0.07
          Higher Earnings of Unconsolidated Subsidiaries (7)               0.07
          Higher Operating and Maintenance Expense (O&M) (8)              (0.05)
          Higher Nuclear Outage Operating and Maintenance Costs (9)       (0.02)
          Higher InfraSource and Energy Services Business Activity         0.02
          Higher Taxes Other Than Income (10)                             (0.02)
          Higher Depreciation and Amortization Expense (11)               (0.02)
          Increased Reserve for Environmental Liabilities                 (0.03)
          Litigation Reserve - ComEd Liberty Audit                        (0.02)
          Lower Effective Income Tax Rate (12)                             0.07
          Other                                                            0.01
                                                                          -----


2002 Earnings per Diluted Share                                           $1.70
                                                                          =====

(1)  Impairment Writedown of Enterprises telecommunications investment.

(2) Relates to additional PECO positions identified to be eliminated in 2001 as a result of the 2000 merger of PECO and Unicom.

(3) Primarily reflects higher PJM ancillary costs, lower margins on energy trading activity and rate reductions at EED offset by higher sales in 2002 compared to 2001. ComEd's 5% residential customer rate reflects a reduction of $0.08 per share.

(4) Primarily related to warmer summer weather in the third quarter of 2002 compared to 2001. Additionally, because retail electricity sales were up due to weather, the Power Team sold less electricity at wholesale prices.

(5) Reflects lower debt outstanding and lower interest rates due to refinancing at Energy Delivery and a lower rate on Generation's spent nuclear fuel obligation.

(6) Primarily reflects higher investment income from nuclear decommissioning trust funds in 2002.

(7) Reflects higher earnings at Sithe, AmerGen and a communications joint venture relating to its recovery of trade receivables previously considered uncollectible.

(8) Higher O&M's, excluding litigation and environmental reserves, outage costs, employee severance and InfraSource and Energy Services O&M's, primarily relate to increased Generation O&M's reflecting higher administrative costs and the acquisition of two generating stations in April 2002, partially offset by lower maintenance expenditures at EED.

(9) Relates to two nuclear refueling outages in 2002 as compared to one and a half refueling outages in 2001.

(10) Primarily reflects higher property taxes.

(11) Depreciation and amortization expense, excluding goodwill amortization, was higher primarily related to the effect of increased CTC amortization at PECO and increased depreciation related to higher depreciable plant partially offset by lower depreciation rates at ComEd.

(12) Primarily relates to reduced state income taxes.

                               EXELON CORPORATION
                    Earnings Per Diluted Share Reconciliation
  Nine Months Ended September 30, 2002 vs. Nine Months Ended September 30, 2001

2001 Earnings per Diluted Share                                          $3.37

       Unusual Items included in 2001 Earnings:
          Cumulative Effect of Adopting SFAS 133                         (0.04)
          Employee Severance Cost (1)                                     0.06
          Litigation reserves                                             0.03
          Net Loss on Investments (2)                                     0.02
          CTC Prepayment                                                 (0.02)
          Wholesale Rate Settlement                                      (0.01)
          Settlement of Transition Bond Swap                             (0.01)
                                                                         -----

2001 Earnings Excluding Unusual Items                                     3.40

       Year Over Year Effects on Earnings:
          Lower Energy Margins - Excluding Weather (3)                   (0.47)
          Higher Energy Margins - Weather Impact (4)                      0.14
          Higher Nuclear Outage Operating and Maintenance Costs (5)      (0.12)
          Investment and Asset Write-Downs (6)                           (0.08)
          Cessation of Goodwill Amortization                              0.35
          Higher Operating and Maintenance Expense (O&M) (7)             (0.02)
          Lower Interest Expense (8)                                      0.23
          Higher Interest Income (9)                                      0.08
          Higher Taxes Other Than Income (10)                            (0.04)
          Litigation Reserve - ComEd Liberty Audit                       (0.02)
          Higher Depreciation and Amortization Expense (11)              (0.03)
          Increased Reserve for Environmental Liabilities                (0.03)
          Higher Equity in Earnings of Unconsolidated Affiliates (12)     0.07
          Lower Effective Income Tax Rate (13)                            0.16
          Other                                                          (0.01)
                                                                         -----

2002 Earnings Before Cumulative Effect of Adopting SFAS 142,
       the Gain on the AT&T Sale and Severance                            3.61

          Cumulative Effect of Adopting SFAS 142                         (0.71)
          Gain on the Sale of AT&T Wireless                               0.36
          Severance (14)                                                 (0.04)
                                                                         -----

2002 Earnings per Diluted Share                                          $3.22
                                                                         =====

(1) Relates to additional PECO positions identified to be eliminated in 2001 as a result of the 2000 merger of PECO and Unicom.

(2) Impairment writedown of an Enterprise telecommunications investment, partially offset by realized gains on distributions on Enterprises investments.

(3) Primarily reflects lower market prices for energy, PJM ancillary costs, margins on energy trading activity and rate reductions at EED, partially offset by a stronger economy in Chicago in 2002 compared to 2001. ComEd's 5% residential customer rate reflects a reduction of $0.18 per share.

(4) Primarily related to warmer summer weather in Chicago and Philadelphia in 2002 compared to 2001, partially offset by warmer winter weather in Chicago and Philadelphia.

(5) Relates to seven nuclear refueling outages in 2002 as compared to three and a half refueling outages in 2001.

(6) Reflects $38 million of investment write-downs and $4 million of net asset write-downs at Enterprises.

(7) Higher O&M's, excluding litigation and environmental reserves, outage costs, severance costs and lower InfraSource and Exelon Services activity, primarily relate to increased Generation O&M's related to higher administrative costs, increased bad debt reserves and the acquisition of two generating stations in April 2002 and increased PECO expenditures related to the deployment of automated meter reading technology, partially offset by lower maintenance expenditures at EED and Exelon's Cost Management Initiative savings. The earnings effect of lower lnfraSource and Exelon Services O&M's is offset by lower InfraSource and Exelon Services revenue.

(8) Reflects lower debt outstanding and lower interest rates due to refinancing at Energy Delivery and a lower rate on Generation's spent nuclear fuel obligation.

(9) Primarily reflects higher investment income from nuclear decommissioning trust funds in 2002.

(10) Primarily reflects higher property and other taxes.

(11) Depreciation and amortization expense, excluding goodwill amortization, was higher primarily related to increased CTC amortization at PECO, higher amortization of capitalized software at Enterprises and increased depreciation related to higher depreciable plant, partially offset by the effect of the extension of the estimated service lives of the generating stations in 2001 and lower depreciation rates at ComEd.

(12) Reflects higher earnings at Sithe, AmerGen and a communications joint venture relating to its recovery of trade receivables previously considered uncollectible.

(13) Primarily relates to reduced state income taxes.

(14) Executive severance costs partially offset by favorable adjustments to previous severance estimates. A portion of the executive severance is not tax deductible. As a result, the after-tax impact on earnings is $0.04 per share.



                                                         EXELON CORPORATION
                                                 Consolidating Statements of Income
                                                             (unaudited)
                                                            (in millions)


                                                                                Three Months Ended September 30, 2002
                                                                     ---------------------------------------------------------------
                                                                       Energy                                              Exelon
                                                                      Delivery    Generation  Enterprises   Corp/Elim   Consolidated
                                                                      --------    ----------  -----------   ---------   ------------
Operating Revenues                                                    $ 3,162      $ 2,213      $   509      $(1,514)     $ 4,370

Operating Expenses
    Purchased Power                                                     1,485        1,257           73       (1,478)       1,337
    Fuel                                                                   40          273           60            -          373
    Operating and Maintenance                                             407          391          349          (33)       1,114
    Depreciation and Amortization                                         256           68           11           10          345
    Taxes Other Than Income                                               162           37            1            1          201
                                                                      -------      -------      -------      -------      -------

    Total Operating Expenses                                            2,350        2,026          494       (1,500)       3,370
                                                                      -------      -------      -------      -------      -------

Operating Income                                                          812          187           15          (14)       1,000

Other Income and Deductions
    Interest Expense                                                     (215)         (23)          (3)          (8)        (249)
    Distributions on Preferred Securities of Subsidiaries                 (11)           -            -            -          (11)
    Equity in Earnings (Losses) of Unconsolidated Affiliates, net           -           87            8           (3)          92
    Other, net                                                              5           14            -           (3)          16
                                                                      -------      -------      -------      -------      -------

    Total Other Income and Deductions                                    (221)          78            5          (14)        (152)
                                                                      -------      -------      -------      -------      -------

Income Before Income Taxes                                                591          265           20          (28)         848

Income Taxes                                                              221          102            5          (31)         297
                                                                      -------      -------      -------      -------      -------

Net Income                                                            $   370      $   163      $    15      $     3      $   551
                                                                      =======      =======      =======      =======      =======


                                                                                  Three Months Ended September 30, 2001
                                                                      --------------------------------------------------------------
                                                                       Energy                                              Exelon
                                                                      Delivery    Generation  Enterprises   Corp/Elim   Consolidated
                                                                      --------    ----------  -----------   ---------   ------------

Operating Revenues                                                    $ 2,970      $ 2,191      $   529      $(1,505)     $ 4,185

Operating Expenses
    Purchased Power                                                     1,374        1,268           88       (1,455)       1,275
    Fuel                                                                   51          242           63            -          356
    Operating and Maintenance                                             421          364          361          (45)       1,101
    Depreciation and Amortization                                         293           57           16            3          369
    Taxes Other Than Income                                               133           36            1            2          172
                                                                      -------      -------      -------      -------      -------

    Total Operating Expenses                                            2,272        1,967          529       (1,495)       3,273
                                                                      -------      -------      -------      -------      -------

Operating Income                                                          698          224            -          (10)         912

Other Income and Deductions
    Interest Expense                                                     (253)         (41)          (9)          20         (283)
    Distributions on Preferred Securities of Subsidiaries                 (11)           -            -            -          (11)
    Equity in Earnings (Losses) of Unconsolidated Affiliates, net           -           60           (8)           -           52
    Other, net                                                             46          (25)         (34)         (38)         (51)
                                                                      -------      -------      -------      -------      -------

    Total Other Income and Deductions                                    (218)          (6)         (51)         (18)        (293)
                                                                      -------      -------      -------      -------      -------

Income Before Income Taxes                                                480          218          (51)         (28)         619

Income Taxes                                                              200           78          (18)         (17)         243
                                                                      -------      -------      -------      -------      -------

Net Income                                                            $   280      $   140      $   (33)     $   (11)     $   376
                                                                      =======      =======      =======      =======      =======

                                                         EXELON CORPORATION
                                                 Consolidating Statements of Income
                                                             (unaudited)
                                                            (in millions)


                                                                                  Nine Months Ended September 30, 2002
                                                                   -----------------------------------------------------------------
                                                                    Energy                                                 Exelon
                                                                   Delivery     Generation    Enterprises    Corp/Elim  Consolidated
                                                                   --------     ----------    -----------    ---------  ------------
Operating Revenues                                                 $  7,973      $  5,233      $  1,475      $ (3,436)     $ 11,245

Operating Expenses
   Purchased Power                                                    3,331         2,581           181        (3,330)        2,763
   Fuel                                                                 228           706           294             5         1,233
   Operating and Maintenance                                          1,131         1,234           983           (96)        3,252
   Depreciation and Amortization                                        745           197            46            24         1,012
   Taxes Other Than Income                                              430           126             6             6           568
                                                                   --------      --------      --------      --------      --------

   Total Operating Expenses                                           5,865         4,844         1,510        (3,391)        8,828
                                                                   --------      --------      --------      --------      --------

Operating Income                                                      2,108           389           (35)          (45)        2,417

Other Income and Deductions
   Interest Expense                                                    (654)          (51)          (11)          (23)         (739)
   Distributions on Preferred Securities of Subsidiaries                (34)            -             -             -           (34)
   Equity in Earnings (Losses) of Unconsolidated Affiliates, net          -           119             3            (8)          114
   Other, net                                                            35            54           158            (8)          239
                                                                   --------      --------      --------      --------      --------

   Total Other Income and Deductions                                   (653)          122           150           (39)         (420)
                                                                   --------      --------      --------      --------      --------

Income Before Income Taxes and Cumulative Effect
    of Change in Acounting Principle                                  1,455           511           115           (84)        1,997

Income Taxes                                                            547           198            46           (67)          724
                                                                   --------      --------      --------      --------      --------

Income Before Cumulative Effect of Change in
   Accounting Principle                                                 908           313            69           (17)        1,273

Cumulative Effect of Change in Accounting
   Principle, Net of Income Taxes                                         -            13          (243)            -          (230)
                                                                   --------      --------      --------      --------      --------

Net Income                                                         $    908      $    326      $   (174)     $    (17)     $  1,043
                                                                   ========      ========      ========      ========      ========

                                                                                  Nine Months Ended September 30, 2001
                                                                   -----------------------------------------------------------------
                                                                    Energy                                                 Exelon
                                                                   Delivery     Generation    Enterprises    Corp/Elim  Consolidated
                                                                   --------     ----------    -----------    ---------  ------------

Operating Revenues                                                 $  7,903      $  5,403      $  1,742      $ (3,423)     $ 11,625

Operating Expenses
   Purchased Power                                                    3,167         2,589           244        (3,318)        2,682
   Fuel                                                                 335           691           429             -         1,455
   Operating and Maintenance                                          1,145         1,173         1,066           (91)        3,293
   Depreciation and Amortization                                        828           224            47            10         1,109
   Taxes Other Than Income                                              358           121             8             6           493
                                                                   --------      --------      --------      --------      --------

   Total Operating Expenses                                           5,833         4,798         1,794        (3,393)        9,032
                                                                   --------      --------      --------      --------      --------

Operating Income                                                      2,070           605           (52)          (30)        2,593

Other Income and Deductions
   Interest Expense                                                    (759)         (100)          (31)           26          (864)
   Distributions on Preferred Securities of Subsidiaries                (34)            -             -             -           (34)
   Equity in Earnings (Losses) of Unconsolidated Affiliates, net          -            99           (22)            -            77
   Other, net                                                           117            (7)            4           (66)           48
                                                                   --------      --------      --------      --------      --------

   Total Other Income and Deductions                                   (676)           (8)          (49)          (40)         (773)
                                                                   --------      --------      --------      --------      --------

Income Before Income Taxes and Cumulative Effect
    of Change in Acounting Principle                                  1,394           597          (101)          (70)        1,820

Income Taxes                                                            584           228           (38)          (32)          742
                                                                   --------      --------      --------      --------      --------

Income Before Cumulative Effect of Change in
   Accounting Principle                                                 810           369           (63)          (38)        1,078

Cumulative Effect of Change in Accounting
   Principle, Net of Income Taxes                                         -            12             -             -            12
                                                                   --------      --------      --------      --------      --------

Net Income                                                         $    810      $    381      $    (63)     $    (38)     $  1,090
                                                                   ========      ========      ========      ========      ========

                                                         EXELON CORPORATION
                                           Business Segment Comparative Income Statements
                                                             (unaudited)
                                                            (in millions)

                                                                                       Energy Delivery
                                                           -------------------------------------------------------------------------
                                                           Three Months Ended September 30,         Nine Months Ended September 30,
                                                           ---------------------------------      ----------------------------------
                                                             2002         2001      Variance       2002          2001       Variance
                                                             ----         ----      --------       ----          ----       --------
Operating Revenues                                         $ 3,162      $ 2,970      $   192      $ 7,973      $ 7,903      $    70

Operating Expenses
   Purchased Power                                           1,485        1,374          111        3,331        3,167          164
   Fuel                                                         40           51          (11)         228          335         (107)
   Operating and Maintenance                                   407          421          (14)       1,131        1,145          (14)
   Depreciation and Amortization                               256          293          (37)         745          828          (83)
   Taxes Other Than Income                                     162          133           29          430          358           72
                                                           -------      -------      -------      -------      -------      -------
   Total Operating Expenses                                  2,350        2,272           78        5,865        5,833           32
                                                           -------      -------      -------      -------      -------      -------

Operating Income                                               812          698          114        2,108        2,070           38

Other Income and Deductions
   Interest Expense                                           (215)        (253)          38         (654)        (759)         105
   Distributions on Preferred Securities of Subsidiaries       (11)         (11)           -          (34)         (34)           -
   Other, net                                                    5           46          (41)          35          117          (82)
                                                           -------      -------      -------      -------      -------      -------

   Total Other Income and Deductions                          (221)        (218)          (3)        (653)        (676)          23
                                                           -------      -------      -------      -------      -------      -------

Income Before Income Taxes                                     591          480          111        1,455        1,394           61

Income Taxes                                                   221          200           21          547          584          (37)
                                                           -------      -------      -------      -------      -------      -------

Net Income                                                 $   370      $   280      $    90      $   908      $   810      $    98
                                                           =======      =======      =======      =======      =======      =======

                                                                                          Generation
                                                             -----------------------------------------------------------------------
                                                             Three Months Ended September 30,       Nine Months Ended September 30,
                                                             -------------------------------       ---------------------------------
                                                             2002         2001      Variance       2002          2001       Variance
                                                             ----         ----      --------       ----          ----       --------
Operating Revenues                                         $ 2,213      $ 2,191      $    22      $ 5,233      $ 5,403      $  (170)

Operating Expenses
   Purchased Power                                           1,257        1,268          (11)       2,581        2,589           (8)
   Fuel                                                        273          242           31          706          691           15
   Operating and Maintenance                                   391          364           27        1,234        1,173           61
   Depreciation and Amortization                                68           57           11          197          224          (27)
   Taxes Other Than Income                                      37           36            1          126          121            5
                                                           -------      -------      -------      -------      -------      -------
   Total Operating Expenses                                  2,026        1,967           59        4,844        4,798           46
                                                           -------      -------      -------      -------      -------      -------

Operating Income                                               187          224          (37)         389          605         (216)

Other Income and Deductions
   Interest Expense                                            (23)         (41)          18          (51)        (100)          49
   Equity in Earnings of Unconsolidated Affiliates, net         87           60           27          119           99           20
   Other, net                                                   14          (25)          39           54           (7)          61
                                                           -------      -------      -------      -------      -------      -------

   Total Other Income and Deductions                            78           (6)          84          122           (8)         130
                                                           -------      -------      -------      -------      -------      -------

Income Before Income Taxes and Cumulative Effect
    of Changes in Acounting Principles                         265          218           47          511          597          (86)

Income Taxes                                                   102           78           24          198          228          (30)
                                                           -------      -------      -------      -------      -------      -------

Income Before Cumulative Effect of Changes in
   Accounting Principles                                       163          140           23          313          369          (56)

Cumulative Effect of Changes in Accounting
   Principles, Net of Income Taxes                               -            -            -           13           12            1
                                                           -------      -------      -------      -------      -------      -------

Net Income                                                 $   163      $   140      $    23      $   326      $   381      $   (55)
                                                           =======      =======      =======      =======      =======      =======

                                                         EXELON CORPORATION
                                           Business Segment Comparative Income Statements
                                                             (unaudited)
                                                            (in millions)

                                                                             Enterprises
                                               -------------------------------------------------------------------------
                                                Three Months Ended September 30,        Nine Months Ended September 30,
                                               ---------------------------------      ----------------------------------
                                                 2002         2001      Variance        2002         2001       Variance
                                               -------      -------     --------      -------      -------      --------
Operating Revenues                             $   509      $   529      $   (20)     $ 1,475      $ 1,742      $  (267)

Operating Expenses
  Purchased Power                                   73           88          (15)         181          244          (63)
  Fuel                                              60           63           (3)         294          429         (135)
  Operating and Maintenance                        349          361          (12)         983        1,066          (83)
  Depreciation and Amortization                     11           16           (5)          46           47           (1)
  Taxes Other Than Income                            1            1            -            6            8           (2)
                                               -------      -------      -------      -------      -------      -------
  Total Operating Expenses                         494          529          (35)       1,510        1,794         (284)
                                               -------      -------      -------      -------      -------      -------

Operating Income                                    15            -           15          (35)         (52)          17

Other Income and Deductions
  Interest Expense                                  (3)          (9)           6          (11)         (31)          20
  Equity in Earnings (Losses) of
   Unconsolidated Affiliates, net                    8           (8)          16            3          (22)          25
  Other, net                                         -          (34)          34          158            4          154
                                               -------      -------      -------      -------      -------      -------

  Total Other Income and Deductions                  5          (51)          56          150          (49)         199
                                               -------      -------      -------      -------      -------      -------

Income Before Income Taxes and Cumulative
   Effect of Change in Acounting Principle          20          (51)          71          115         (101)         216

Income Taxes                                         5          (18)          23           46          (38)          84
                                               -------      -------      -------      -------      -------      -------

Income Before Cumulative Effect of
  Change in Accounting Principle                    15          (33)          48           69          (63)         132

Cumulative Effect of Change in Accounting
  Principle, Net of Income Taxes                     -            -            -         (243)           -         (243)
                                               -------      -------      -------      -------      -------      -------

Net Income                                     $    15      $   (33)     $    48      $  (174)     $   (63)     $  (111)
                                               =======      =======      =======      =======      =======      =======


                                                                     Corporate and Eliminations
                                               -------------------------------------------------------------------------
                                                Three Months Ended September 30,        Nine Months Ended September 30,
                                               ---------------------------------      ----------------------------------
                                                 2002         2001      Variance        2002         2001       Variance
                                               -------      -------     --------      -------      -------      --------
Operating Revenues                             $(1,514)     $(1,505)     $    (9)     $(3,436)     $(3,423)     $   (13)

Operating Expenses
  Purchased Power                               (1,478)      (1,455)         (23)      (3,330)      (3,318)         (12)
  Fuel                                               -            -            -            5            -            5
  Operating and Maintenance                        (33)         (45)          12          (96)         (91)          (5)
  Depreciation and Amortization                     10            3            7           24           10           14
  Taxes Other Than Income                            1            2           (1)           6            6            -
                                               -------      -------      -------      -------      -------      -------
  Total Operating Expenses                      (1,500)      (1,495)          (5)      (3,391)      (3,393)           2
                                               -------      -------      -------      -------      -------      -------

Operating Income                                   (14)         (10)          (4)         (45)         (30)         (15)

Other Income and Deductions
  Interest Expense                                  (8)          20          (28)         (23)          26          (49)
  Equity in Earnings (Losses) of
   Unconsolidated Affiliates, net                   (3)           -           (3)          (8)           -           (8)
  Other, net                                        (3)         (38)          35           (8)         (66)          58
                                               -------      -------      -------      -------      -------      -------

  Total Other Income and Deductions                (14)         (18)           4          (39)         (40)           1
                                               -------      -------      -------      -------      -------      -------

Income Before Income Taxes                         (28)         (28)           -          (84)         (70)         (14)

Income Taxes                                       (31)         (17)         (14)         (67)         (32)         (35)
                                               -------      -------      -------      -------      -------      -------

Net Income                                     $     3      $   (11)     $    14      $   (17)     $   (38)     $    21
                                               =======      =======      =======      =======      =======      =======

                                        EXELON CORPORATION
                                   Consolidated Balance Sheets
                                           (unaudited)
                                          (in millions)

                                                                 September 30,      December 31,
                                                                    2002               2001
                                                                  --------           --------
Current Assets
    Cash and Cash Equivalents                                     $    461           $    485
    Restricted Cash                                                    291                372
    Accounts Receivable, net
       Customers                                                     2,007              1,687
       Other                                                           210                428
    Receivable from Unconsolidated Affiliate                            40                 44
    Inventories - Fossil Fuel                                          189                222
    Inventories - Materials and Supplies                               312                249
    Deferred Income Taxes                                              101                 23
    Other                                                              300                272
                                                                  --------           --------

         Total Current Assets                                        3,911              3,782
                                                                  --------           --------

Property Plant and Equipment, net                                   14,926             13,781

Deferred Debits and Other Assets
    Regulatory Assets                                                6,111              6,423
    Nuclear Decommissioning Trust Funds                              2,997              3,165
    Investments                                                      1,665              1,623
    Goodwill, net                                                    4,964              5,335
    Other                                                              662                708
                                                                  --------           --------

         Total Deferred Debits and Other Assets                     16,399             17,254
                                                                  --------           --------

Total Assets                                                      $ 35,236           $ 34,817
                                                                  ========           ========

Liabilities and Shareholders' Equity
Current Liabilities
    Notes Payable                                                 $    788           $    360
    Long-Term Debt Due within One Year                               1,501              1,406
    Accounts Payable                                                 1,304                964
    Accrued Expenses                                                   942              1,182
    Other                                                              495                505
                                                                  --------           --------

         Total Current Liabilities                                   5,030              4,417
                                                                  --------           --------

Long-Term Debt                                                      11,904             12,879

Deferred Credits and Other Liabilities
    Deferred Income Taxes                                            4,506              4,388
    Unamortized Investment Tax Credits                                 305                316
    Nuclear Decommissioning Liability for Retired Plants             1,389              1,353
    Pension Obligation                                                 315                334
    Non-Pension Postretirement Benefits Obligation                     893                847
    Spent Nuclear Fuel Obligation                                      854                843
    Other                                                              859                694
                                                                  --------           --------

         Total Deferred Credits and Other Liabilities                9,121              8,775
                                                                  --------           --------

Minority Interest of Consolidated Subsidiaries                          75                 31

Preferred Securities of Subsidiaries                                   595                613

Shareholders' Equity
    Common Stock                                                     6,995              6,930
    Deferred Compensation                                               (1)                (2)
    Retained Earnings                                                1,830              1,200
    Accumulated Other Comprehensive Income                            (313)               (26)
                                                                  --------           --------

         Total Shareholders' Equity                                  8,511              8,102
                                                                  --------           --------

Total Liabilities and Shareholders' Equity                        $ 35,236           $ 34,817
                                                                  ========           ========

                                                        EXELON CORPORATION
                                              Consolidated Statements of Cash Flows
                                                           (unaudited)
                                                          (in millions)


                                                                                        Three Months Ended     Nine Months Ended
                                                                                           September 30,         September 30,
                                                                                        ------------------    ------------------
                                                                                          2002      2001        2002       2001
                                                                                        -------    -------    -------    -------
Cash Flows From Operating Activities
   Net Income                                                                           $   551    $   376    $ 1,043    $ 1,090
   Adjustments to Reconcile Net Income to Net Cash
     Provided by Operating Activities:
        Depreciation and Amortization, including nuclear fuel                               436        542      1,284      1,481
        Cumulative Effect of a Changes in Accounting Principles (net of income taxes)         -          -        230        (12)
        Provision for Uncollectible Accounts                                                 40         35        107         95
        Deferred Income Taxes                                                               303       (108)       293       (101)
        Deferred Energy Costs                                                                 1         14         50         21
        Equity in (Earnings) Losses of Unconsolidated Affiliates, net                       (92)       (52)      (114)       (77)
        Net Realized Losses on Nuclear Decommissioning Trust Funds                           11         66         32         90
        Net Gain on the Sale of Investments, (net of income taxes)                            -          -       (199)         -
        Other Operating Activities                                                           47          2        162        (76)
        Changes in Working Capital:
            Accounts Receivable                                                             (61)      (231)      (320)      (163)
            Inventories                                                                      11         53        (31)        41
            Accounts Payable, Accrued Expenses, & Other Current Liabilities                (348)       292         (6)       572
            Changes in Receivables and Payables to Unconsolidated Affiliates, net            34          -         46          -
            Other Current Assets                                                             30         15         24         (4)
                                                                                        -------    -------    -------    -------
Net Cash Flows Provided by Operating Activities                                             963      1,004      2,601      2,957
                                                                                        -------    -------    -------    -------

Cash Flows From Investing Activities
   Capital Expenditures                                                                    (506)      (415)    (1,534)    (1,352)
   Acquisition of Generating Plants                                                           -          -       (443)         -
   Enterprises Acquisitions, net of cash acquired                                             -          -          -        (39)
   Proceeds from Nuclear Decommissioning Trust Funds                                        295        456      1,184      1,077
   Investment in Nuclear Decommissioning Trust Funds                                       (387)      (473)    (1,330)    (1,128)
   Note Receivable from Unconsolidated  Affliate                                             33          -        (42)         -
   Proceeds from the Sale of Investments                                                      2          -        287          -
   Other Investing Activities                                                                34       (155)        81       (143)
                                                                                        -------    -------    -------    -------
Net Cash Flows Used in Investing Activities                                                (529)      (587)    (1,797)    (1,585)
                                                                                        -------    -------    -------    -------

Cash Flows From Financing Activities
   Issuance of Long-Term Debt                                                               255         68        956      2,126
   Retirement of Long-Term Debt                                                          (1,249)      (280)    (1,946)    (1,433)
   Change in Short-Term Debt                                                                318         (8)       428       (957)
   Redemption of Preferred Securities of Subsidiaries                                       (18)       (18)       (18)       (18)
   Dividends on Common Stock                                                               (140)      (136)      (420)      (448)
   Change in Restricted Cash                                                                107        141         81        125
   Proceeds from Employee Stock Plans                                                         4          1         64         52
   Contribution from Minority Interest of Consolidated Subsidiary                            43          -         43          -
   Other Financing Activities                                                                (6)        32        (16)        32
                                                                                        -------    -------    -------    -------
Net Cash Flows Used in Financing Activities                                                (686)      (200)      (828)      (521)
                                                                                        -------    -------    -------    -------

Change In Cash and Cash Equivalents                                                        (252)       217        (24)       851
Cash and Cash Equivalents at Beginning of Period                                            713      1,160        485        526
                                                                                        -------    -------    -------    -------
Cash and Cash Equivalents at End of Period                                              $   461    $ 1,377    $   461    $ 1,377
                                                                                        =======    =======    =======    =======

                                      EXELON CORPORATION
                                   Electric Sales Statistics


                                                           Three Months Ended September 30,
                                                     ----------------------------------------
(in GWhs)                                              2002            2001         % Change
---------------------------------------------------  --------        -------        --------
Supply
------
Nuclear, excluding AmerGen                             29,817         28,456            4.8%
Purchased power - Generation (1)                       23,425         20,505           14.2%
Fossil, excluding Sithe and Hydro                       3,931          3,550           10.7%
                                                     --------        -------
   Power Team Supply                                   57,173         52,511            8.9%
Purchased power - Other                                   304            775          (60.8%)
                                                     --------        -------
   Total electric supply available for sale            57,477         53,286            7.9%
Less:  Line loss and company use                        2,697          2,447           10.2%
                                                     --------        -------
   Total Energy Sales                                  54,780         50,839            7.8%
                                                     ========        =======


Energy Sales
------------
Retail Sales (2)                                       37,498         36,063            4.0%
Power Team Market Sales (1)                            21,177         17,781           19.1%
Interchange sales and sales to other utilities            997            870           14.6%
                                                     --------        -------
                                                       59,672         54,714            9.1%
Less: Distribution Only Sales                           4,892          3,875           26.2%
                                                     --------        -------
   Total Energy Sales                                  54,780         50,839            7.8%
                                                     ========        =======


                                                           Nine Months Ended September 30,
                                                     ----------------------------------------
(in GWhs)                                              2002            2001         % Change
---------------------------------------------------  --------        -------        --------
Supply
------
Nuclear, excluding AmerGen                             86,127         87,397           (1.5%)
Purchased power - Generation (1)                       59,496         52,459           13.4%
Fossil, excluding Sithe and Hydro                      10,112          8,976           12.7%
                                                     --------        -------
   Power Team Supply                                  155,735        148,832            4.6%
Purchased power - Other                                   403          1,168          (65.5%)
                                                     --------        -------
   Total electric supply available for sale           156,138        150,000            4.1%
Less:  Line loss and company use                        6,875          8,420          (18.3%)
                                                     --------        -------
   Total Energy Sales                                 149,263        141,580            5.4%
                                                     ========        =======


Energy Sales
------------
Retail Sales (2)                                       97,917         97,916            0.0%
Power Team Market Sales (1)                            61,089         53,787           13.6%
Interchange sales and sales to other utilities          2,221          2,129            4.3%
                                                     --------        -------
                                                      161,227        153,832            4.8%
Less: Distribution Only Sales                          11,964         12,252           (2.4%)
                                                     --------        -------
   Total Energy Sales                                 149,263        141,580            5.4%
                                                     ========        =======

(1)  Purchased power and market sales do not include trading volume of 28,455 GWhs and 1,832
     GWhs for the three months ended September 30, 2002 and 2001, respectively, and 51,260
     GWhs and 2,286 GWhs for the nine months ended September 30, 2002 and 2001, respectively.

(2)  Includes Exelon Energy sales of 1,678 GWh and 2,253 GWh for the three months ended
     September 30, 2002 and 2001, respectively and 3,839 GWh and 5,370 GWh for the nine months ended September 30, 2002 and 2001, respectively.

                                                         EXELON CORPORATION
                                                  Energy Delivery Sales Statistics
                                              For the Three Months Ended September 30,


                                                                ComEd                                         PECO
                                             ------------------------------------------   -----------------------------------------
Electric Deliveries (MWh)                         2002           2001          % Change        2002           2001         % Change
-------------------------                         ----           ----          --------        ----           ----         --------
Bundled Deliveries (a)
    Residential                                 9,121,136      8,397,985          8.6%       3,421,874      2,175,185         57.3%
    Small Commercial & Industrial               6,028,973      6,308,108         (4.4%)      2,066,002      1,989,929          3.8%
    Large Commercial & Industrial               2,072,986      2,505,688        (17.3%)      4,006,396      3,835,039          4.5%
    Public Authorities & Electric Railroads     1,611,422      2,105,490        (23.5%)        224,023        193,358         15.9%
                                             ---------------------------                  ---------------------------

                                               18,834,517     19,317,271         (2.5%)      9,718,295      8,193,511         18.6%
                                             ---------------------------                  ---------------------------

Unbundled Deliveries (b)
Alternative Energy Suppliers
----------------------------
    Residential                                       (c)            n/a                       371,077        989,476        (62.5%)
    Small Commercial & Industrial               1,640,625        898,218         82.7%         153,978         99,376         54.9%
    Large Commercial & Industrial               2,192,045      1,548,185         41.6%         235,527        248,317         (5.2%)
    Public Authorities & Electric Railroads       298,641         91,014        228.1%              40            753        (94.7%)
                                             ---------------------------                  ---------------------------

                                                4,131,311      2,537,417         62.8%         760,622      1,337,922        (43.1%)
                                             ---------------------------                  ---------------------------

PPO (ComEd Only)
----------------
    Small Commercial & Industrial                 782,168        826,717         (5.4%)
    Large Commercial & Industrial               1,248,975      1,447,428        (13.7%)
    Public Authorities & Electric Railroads       344,562        150,187        129.4%
                                             ---------------------------

                                                2,375,705      2,424,332         (2.0%)
                                             ---------------------------

    Total Unbundled Deliveries                  6,507,016      4,961,749         31.1%         760,622      1,337,922        (43.1%)
                                             ---------------------------                  ---------------------------

       Total Retail Deliveries                 25,341,533     24,279,020          4.4%      10,478,917      9,531,433          9.9%
                                             ===========================                  ===========================

Gas Deliveries (mmcf) (PECO only)                                                               11,347         10,525          7.8%
---------------------------------                                                         ===========================

Revenue (in millions)
---------------------
Bundled Revenue (a)
    Residential                              $    839,757   $    816,048          2.9%    $    477,794   $    304,202         57.1%
    Small Commercial & Industrial                 506,676        530,571         (4.5%)        251,238        236,580          6.2%
    Large Commercial & Industrial                 106,074        125,790        (15.7%)        295,834        282,161          4.8%
    Public Authorities & Electric Railroads       103,641        119,135        (13.0%)         21,399         18,809         13.8%
                                             ---------------------------                  ---------------------------

                                                1,556,148      1,591,544         (2.2%)      1,046,265        841,752         24.3%
                                             ---------------------------                  ---------------------------

Unbundled Revenue (b)
Alternative Energy Suppliers
----------------------------
    Residential                                       (c)            n/a                        32,454         81,218        (60.0%)
    Small Commercial & Industrial                  51,134         10,195          n.m.           8,551          5,326         60.6%
    Large Commercial & Industrial                  60,070         11,883          n.m.           6,472          6,632         (2.4%)
    Public Authorities & Electric Railroads        10,401          1,116          n.m.               5            105        (95.2%)
                                             ---------------------------                  ---------------------------

                                                  121,605         23,194          n.m.          47,482         93,281        (49.1%)
                                             ---------------------------                  ---------------------------

PPO (ComEd Only)
----------------
    Small Commercial & Industrial                  56,959         76,832        (25.9%)
    Large Commercial & Industrial                  74,152        120,122        (38.3%)
    Public Authorities & Electric Railroads        18,636         13,325         39.9%
                                             ---------------------------

                                                  149,747        210,279        (28.8%)
                                             ---------------------------

    Total Unbundled Revenue                       271,352        233,473         16.2%          47,482         93,281        (49.1%)
                                             ---------------------------                  ---------------------------

       Total Retail Electric Revenue            1,827,500      1,825,017          0.1%       1,093,747        935,033         17.0%

Wholesale and Miscellaneous Revenue               110,174         93,068         18.4%          63,305         39,961         58.4%

Gas Revenue                                           n/a            n/a                        67,022         75,277        (11.0%)
                                             ---------------------------                  ---------------------------

       Total Revenues                        $  1,937,674   $  1,918,085          1.0%    $  1,224,074   $  1,050,271         16.5%
                                             ===========================                  ===========================


Heating and Cooling Degree Days                   2002            2001          Normal         2002           2001           Normal
-------------------------------                   ----            ----          ------         ----           ----           ------
    Cooling Degree Days                               776            615          625            1,144            956          900
    Heating Degree Days                                58            133          120                4             50           44

(a)  Bundled service reflects deliveries to customers taking electric service under tariffed rates, which include the cost of energy and the delivery cost of the transmission and distribution of the energy. PECO's tariffed rates also include a CTC charge.

(b)  Unbundled service reflects customers electing to receive electric generation service under the ComEd PPO option or an alternative energy supplier. Revenue from customers choosing the ComEd PPO option includes an energy charge at market rates, transmission and distribution charge and a CTC charge. Revenue from customers choosing an alternative energy supplier includes a distribution charge and a CTC charge. Transmission charges received from alternative energy suppliers are included in wholesale and miscellaneous revenue.

(c)  On May 1, 2002, all ComEd residential customers became eligible to choose their supplier of electricity, however, as of
     September 30, 2002, no alternative electric supplier has sought approval from the Illinois Commerce Commission (ICC) and no electric utilities have chosen to enter the ComEd residential market for the supply of electricity.


n/a - not applicable
n.m. - not meaningful

                                                         EXELON CORPORATION
                                                  Energy Delivery Sales Statistics
                                               For the Nine Months Ended September 30,


                                                                 ComEd                                         PECO
                                              ------------------------------------------   -----------------------------------------
Electric Deliveries (MWh)                          2002           2001          % Change        2002           2001         % Change
-------------------------                          ----           ----          --------        ----           ----         --------
Bundled Deliveries (a)
    Residential                                 21,392,199     19,936,277          7.3%       7,592,023      6,306,982        20.4%
    Small Commercial & Industrial               17,078,126     17,985,876         (5.0%)      5,704,274      4,302,665        32.6%
    Large Commercial & Industrial                6,151,385      8,143,730        (24.5%)     11,284,853      9,537,883        18.3%
    Public Authorities & Electric Railroads      5,096,960      6,006,752        (15.1%)        617,469        567,779         8.8%
                                              ---------------------------                  ---------------------------

                                                49,718,670     52,072,635         (4.5%)     25,198,619     20,715,309        21.6%
                                              ---------------------------                  ---------------------------

Unbundled Deliveries (b)
Alternative Energy Suppliers
----------------------------
    Residential                                        (c)            n/a                     1,719,499      2,364,825       (27.3%)
    Small Commercial & Industrial                3,822,001      2,005,229         90.6%         252,980      1,515,912       (83.3%)
    Large Commercial & Industrial                5,199,858      3,962,179         31.2%         351,224      2,169,255       (83.8%)
    Public Authorities & Electric Railroads        617,867        227,333        171.8%             123          7,232       (98.3%)
                                              ---------------------------                  ---------------------------

                                                 9,639,726      6,194,741         55.6%       2,323,826      6,057,224       (61.6%)
                                              ---------------------------                  ---------------------------

PPO (ComEd Only)
----------------
    Small Commercial & Industrial                2,383,925      2,448,205         (2.6%)
    Large Commercial & Industrial                3,951,983      4,323,782         (8.6%)
    Public Authorities & Electric Railroads        861,088        733,965         17.3%
                                              ---------------------------

                                                 7,196,996      7,505,952         (4.1%)
                                              ---------------------------

    Total Unbundled Deliveries                  16,836,722     13,700,693         22.9%       2,323,826      6,057,224       (61.6%)
                                              ---------------------------                  ---------------------------

       Total Retail Deliveries                  66,555,392     65,773,328          1.2%      27,522,445     26,772,533         2.8%
                                              ===========================                  ===========================

Gas Deliveries (mmcf) (PECO only)                                                                56,990         58,537        (2.6%)
---------------------------------                                                          ===========================

Revenue (in thousands)
----------------------
Bundled Revenue (a)
    Residential                               $  1,880,984   $  1,851,857          1.6%    $    999,344   $    806,871        23.9%
    Small Commercial & Industrial                1,342,847      1,410,465         (4.8%)        664,103        500,051        32.8%
    Large Commercial & Industrial                  323,845        405,765        (20.2%)        828,301        688,856        20.2%
    Public Authorities & Electric Railroads        296,941        335,171        (11.4%)         58,475         53,170        10.0%
                                              ---------------------------                  ---------------------------

                                                 3,844,617      4,003,258         (4.0%)      2,550,223      2,048,948        24.5%
                                              ---------------------------                  ---------------------------

Unbundled Revenue (b)
Alternative Energy Suppliers
----------------------------
    Residential                                        (c)            n/a                       128,614        184,039       (30.1%)
    Small Commercial & Industrial                   93,770         36,212        158.9%          13,348         73,483       (81.8%)
    Large Commercial & Industrial                  101,553         59,752         70.0%           9,744         61,223       (84.1%)
    Public Authorities & Electric Railroads         17,596          3,076        472.0%              16            973       (98.4%)
                                              ---------------------------                  ---------------------------

                                                   212,919         99,040        115.0%         151,722        319,718       (52.5%)
                                              ---------------------------                  ---------------------------

PPO (ComEd Only)
----------------
    Small Commercial & Industrial                  155,023        167,292         (7.3%)
    Large Commercial & Industrial                  214,337        266,658        (19.6%)
    Public Authorities & Electric Railroads         47,745         43,987          8.5%
                                              ---------------------------

                                                   417,105        477,937        (12.7%)
                                              ---------------------------

    Total Unbundled Revenue                        630,024        576,977          9.2%         151,722        319,718       (52.5%)
                                              ---------------------------                  ---------------------------

       Total Retail Electric Revenue             4,474,641      4,580,235         (2.3%)      2,701,945      2,368,666        14.1%

Wholesale Electric Revenue                         259,425        314,318        (17.5%)        177,090        156,375        13.2%

Gas Revenue                                            n/a            n/a                       359,943        482,372       (25.4%)
                                              ---------------------------                  ---------------------------

       Total Revenues                         $  4,734,066   $  4,894,553         (3.3%)   $  3,238,978   $  3,007,413         7.7%
                                              ===========================                  ===========================


Heating and Cooling Degree Days                    2002           2001           Normal         2002           2001         Normal
-------------------------------                    ----           ----           ------         ----           ----         ------
    Cooling Degree Days                              1,077            848          852            1,560          1,366       1,206
    Heating Degree Days                              3,778          4,081        4,148            2,489          2,967       3,332

(a)  Bundled service reflects deliveries to customers taking electric service under tariffed rates, which include the cost of energy and the delivery cost of the transmission and distribution of the energy. PECO's tariffed rates also include a CTC charge.

(b)  Unbundled service reflects customers electing to receive electric generation service under the ComEd PPO option or an alternative energy supplier. Revenue from customers choosing the ComEd PPO option includes an energy charge at market rates, transmission and distribution charge and a CTC charge. Revenue from customers choosing an alternative energy supplier includes a distribution charge and a CTC charge. Transmission charges received from alternative energy suppliers are included in wholesale and miscellaneous revenue.

(c)  On May 1, 2002, all ComEd residential customers became eligible to choose their supplier of electricity, however, as of
     September 30, 2002, no alternative electric supplier has sought approval from the Illinois Commerce Commission (ICC) and no electric utilities have chosen to enter the ComEd residential market for the supply of electricity.

n/a - not applicable

                                                     EXELON CORPORATION
                                        Exelon Generation Power Marketing Statistics


                                                                    Three Months Ended              Nine Months Ended
                                                                       September 30,                  September 30,
                                                                 --------------------------    ---------------------------
                                                                     2002          2001            2002            2001
                                                                 -----------    -----------    -----------     -----------
GWh Sales
     Energy Delivery                                                  34,535         32,692         90,579          90,001
     Exelon Energy                                                     1,461          2,038          4,067           5,044
     Market Sales                                                     21,177         17,781         61,089          53,787
                                                                 -----------    -----------    -----------     -----------
     Total Sales (1)                                                  57,173         52,511        155,735         148,832
                                                                 ===========    ===========    ===========     ===========

Average Margin ($/MWh)
     Average Realized Revenue
        Energy Delivery                                          $     40.18    $     40.01    $     34.33     $     33.37
        Exelon Energy                                                  49.71          46.67          46.75           42.28
        Market Sales                                                   35.50          42.55          31.55           39.95
        Total Sales - without trading                                  38.69          41.13          33.56           36.05

     Average Purchase Power and Fuel Cost  - without trading     $     26.66    $     28.70    $     21.04     $     21.72

     Average Margin - without trading                            $     12.04    $     12.43    $     12.52     $     14.18



Around-the-clock Market Prices ($/MWh)
     PJM                                                         $     34.50    $     40.50    $     27.00     $     34.50
     MAIN                                                              27.00          25.00          24.00           27.50


-----------------------------------------------------------------------------
October 2002 Earnings Guidance
     PJM - October through December 2002                         $     26.50
     MAIN - October through December 2002                              20.50
-----------------------------------------------------------------------------

(1)  Total sales do not include trading volume of 26,455 GWhs and 1,832 GWhs for the three months ended September 30, 2002 and 2001, respectively, and 51,260 GWhs and 2,286 GWhs for the nine months ended September 30, 2002 and 2001, respectively.